Exhibit 99.3

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY CLOSES SALE OF SOUTH FLORENCE FIELD AND AMENDS REVOLVING CREDIT AGREEMENT

Houston, Texas, June 30, 2010 - Dune Energy, Inc. (NYSE AMEX:DNE) announced today it closed on the $30 million sale of South Florence Field and entered into a fifth amendment to its revolving credit agreement with its Wells Fargo Foothill.

Sale of South Florence Field

Dune closed the sale of its South Florence Field to a private party on June 29, 2010 for $30 million with an effective date of May 1, 2010. Dune expects to use proceeds from the sale to either temporarily or permanently repay borrowings under its $40 million revolving credit facility, and/or to invest in new assets or fund maintenance, repair or improvement of its existing properties and assets.

Wells Fargo Foothill Revolver

A fifth amendment to the Wells Fargo Foothill revolver has been signed reflecting modified terms associated with the sale of Dune’s South Florence field. Under the amendment, Dune’s availability will be reduced to $20 million and the production and EBITDA covenants will be adjusted to reflect the resultant production and EBITDA of Dune without the South Florence field. Currently $23 million is borrowed under the revolver and $8.5 million of letters of credit are outstanding.

Operations Update

The Wieting #33 at the Chocolate Bayou field is drilling below 10,500 feet. Casing is anticipated to be set at approximately 11,600 feet and again at approximately 12,500 feet. The Chocolate Bayou prospect has potential reserves of approximately 60 Bcfe which will be tested by the #33 well. Dune will have a 50% working interest in the reserves and production associated with this high potential prospect at casing point. During the summer we anticipate development wells being drilled at Live Oak field and Bayou Couba and post hurricane season anticipate commencing a 2-3 well program at Garden Island Bay.

James A. Watt, President and Chief Executive Officer stated, “The sale of South Florence and the fifth amendment to the revolver provide liquidity to implement our drilling program to add new reserves and production to replace those sold. Our direct investments in the drilling program will be controlled to provide sufficient liquidity to satisfy obligations to note holders and remain within the covenants of our amended revolver. We continue working with industry partners to structure deals to provide capital for new drilling opportunities within our existing asset base.”

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FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements that are intended to be covered by “forward-looking statements” safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that Dune Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements that are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300